UNITED STAES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               PSB Holdings, Inc.
                               ------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Federal                                       42-1597948
---------------------------------------     -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


40 Main Street, Putnam, Connecticut                         06260
---------------------------------------     -----------------------------------
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the                   If this form relates to the
registration of a class of securities         registration of a class of
pursuant to Section 12(b) of the              securities pursuant to Section
Exchange Act and is effective                 12(g) of the Exchange Act and is
pursuant to General Instruction               effective pursuant to General
A.(c), check the following box.               Instruction  A.(d), check the
                                              following box.
[  ]                                          [X]



Securities Act registration statement file number to which this form relates: 333-116364
         ----------

Securities to be registered pursuant to Section 12(b) of the Act:

         None                                             N/A
--------------------------------------------------------------------------------
    (Title of Each Class                      (Name of Each Exchange on Which
     to be so Registered)                      Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.10 per share
                    --------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of PSB Holdings, Inc.," "Our Policy Regarding Dividends" and "Market for Our Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-116364), which is hereby incorporated by reference (the "Registration Statement on Form SB-2"). For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of PSB Holdings, Inc. and Putnam Savings Bank" in the Registration Statement on Form SB-2.

Item 2.  Exhibits.
-----------------

1. Registration Statement on Form SB-2 of PSB Holdings, Inc. (Registration Number 333-116364) dated June 10, 2004 and as amended on July 28, 2004 and August 10, 2004 is hereby incorporated by reference.

2. Federal stock charter of PSB Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 as filed on August 10, 2004).

3. Bylaws of PSB Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 as filed on August 10, 2004).

4. Specimen stock certificate of PSB Holdings, Inc. (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on June 10, 2004).

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        PSB HOLDINGS, INC.



Date: September 30, 2004           By:  /s/ Robert G. Cocks, Jr.
                                        ---------------------------------------
                                        Robert G. Cocks, Jr.
                                        President and Chief Executive Officer